SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 October 19, 1998



Commission     Registrant, State of Incorporation,           I.R.S. Employer
File Number    Address and Telephone Number                  Identification No.
-----------    ----------------------------                  ------------------

1-6047          GPU, Inc.                                      13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200


1-3141          Jersey Central Power & Light Company           21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601


1-446           Metropolitan Edison Company                    23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601


1-3522          Pennsylvania Electric Company                   25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            -------------

            As previously reported, on July 17, 1998, GPU entered into a letter of intent with AmerGen Energy Company LLC ("AmerGen"), a joint venture of PECO Energy Company and British Energy Company, setting forth the general terms and conditions for the sale to AmerGen of the Three Mile Island Unit No. 1 nuclear generating station ("TMI-1") for a purchase price of approximately $100 million, subject to certain adjustments. TMI-1 is owned by GPU's electric utility subsidiaries in the following percentages: Jersey Central Power & Light Company
- 25%; Metropolitan Edison Company - 50%; and Pennsylvania Electric Company - 25%. The letter of intent provided for a 90-day period during which AmerGen would complete its due diligence review of TMI-1 and the parties would attempt to negotiate definitive transaction agreements.
            On October 15, 1998, the GPU companies and AmerGen entered into definitive agreements for the sale of TMI-1. The closing of the transaction is subject to the receipt of various federal and state regulatory approvals, including from the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the New Jersey Board of Public Utilities and the Pennsylvania Public Utility Commission.
            A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            ---------------------------------------------------------
            EXHIBITS.
            ---------

      (c)   Exhibits

            1.     GPU News Release, dated October 19, 1998.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              JERSEY CENTRAL POWER & LIGHT COMPANY
                              METROPOLITAN EDISON COMPANY
                              PENNSYLVANIA ELECTRIC COMPANY



                              By:   /s/ T. G. Howson
                                   -----------------------------
                                    T. G. Howson, Vice President
                                    and Treasurer


Date:   October 22, 1998